EXHIBIT 23.1

                             GOLDSTEIN & GANZ, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                               98 CUTTERMILL ROAD
                           GREAT NECK, NEW YORK 11021
                                _______________

                                 (516) 487-0110
                            Facsimile (516) 487-2928


                                                Member of the American Institute
                                                of Certified Public Accountants

                                                Member of The New York State
                                                Society of Certified Public
                                                Accountants


            Consent of Independent Registered Public Accounting Firm


The Board of Directors
Medical Nutrition USA, Inc.

We hereby consent to the use in this Registration Statement on Form S-2 of Medical Nutrition USA, Inc. of our report dated March 18, 2005, relating to the financial statements of Medical Nutrition USA, which is incorporated by reference in such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                       /s/ Goldstein & Ganz, P.C.

Great Neck, NY
June 30, 2005